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                                                                    EXHIBIT 23.4


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Amendment Number 1 to the Form S-3 Registration Statement (File No. 333-17081) of Topro, Inc. filed on January 24, 1997, of our report, dated September 22, 1995, which is contained in the Topro, Inc. Form 8-K\A No. 2 relating to the 1994 financial statements of Vision Engineering Corp., and to the reference to our Firm under the caption "Experts" in the Registration Statement.


/s/ McGladrey & Pullen, LLP

McGladrey & Pullen, LLP
Anaheim, California
January 24, 1997